Exhibit 23.1

                          Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Bunge Limited on Form S-8 of our reports, each dated January 12, 2001, related to Manah S.A. and subsidiaries and to Fertifos Administracao o Participacao S.A. and subsidiaries appearing in the Prospectus filed on July 13, 2001 pursuant to Rule 424(b) under the Securities Act as part of the Registration Statement on Form F-1, as amended by Amendment No. 1 to Form F-1, filed July 20, 2001, and Amendment No. 2 to Form F-1, filed July 31, 2001 (Registration No. 333-65026), with the Securities and Exchange Commission.



/s/Deloitte Touche Tohmatsu
---------------------------
Deloitte Touche Tohmatsu
Auditores, Independentes
Sao Paulo, Brazil
January 18, 2002